Exhibit 10.1

CONSENT AND FOURTH LOAN MODIFICATION AGREEMENT

THIS CONSENT AND FOURTH LOAN MODIFICATION AGREEMENT (this “Agreement”), is made and entered into as of April 26, 2018, by and among WESTERN CAPITAL RESOURCES, INC., a Delaware corporation (the “Borrower”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE BORROWER (together with the Borrower, collectively, the “Loan Parties”, and each, individually, a “Loan Party”), and FIFTH THIRD BANK, an Ohio corporation (together with its successors and assigns, the “Lender”).

RECITALS:

A.            Pursuant to that certain Credit Agreement dated as of April 21, 2016 by and between Borrower and Lender (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”), Lender agreed to make available to Borrower one or more extensions of credit in such amounts as may be set forth in the Credit Agreement. Unless the context otherwise requires, all terms used herein without definition shall have the respective definitions provided therefor in the Credit Agreement.

B.            The Loan and Borrower’s obligations under the Credit Agreement, the Note and the other Loan Documents are secured by, among other things, the Security Documents.

C.            Borrower and Lender desire to amend the Loan Documents, and Lender desires to grant the consent, as provided for in this Agreement.

IN CONSIDERATION of the foregoing Recitals and the agreements, representations and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

SECTION 1. Amendments to Loan Documents. Subject to the conditions hereof, the Loan Documents are hereby amended as follows:

(a)         The following defined terms are deleted from Section 1.1 of the Credit Agreement: “Capital Expenditures”, “Consolidated EBITDA”, “Consolidated Interest Charges”, “Consolidated Fixed Charge Coverage Ratio”, “Consolidated Leverage Ratio” and “Consolidated Net Income”.

(b)         The following new defined terms are added to Section 1.1 of the Credit Agreement in their proper alphabetical sequence as follows:

“Eligible Government Securities” means any marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by an agency thereof and backed by the fall faith and credit of the United States/or any agency thereof.

“Eligible Private Securities” means (a) securities that are listed on the New York or American Stock Exchanges or the NASDAQ - National Market System and (b) investment grade, non-convertible debt securities, the issuance or resale of which was registered under the Securities Act of 1933.

“Eligible Securities” means Eligible Government Securities and Eligible Private Securities, in each case, on deposit in unrestricted accounts of each Loan Party.

“Liquid Assets” means, on any date of determination, the sum of cash on deposit in unrestricted accounts of each Loan Party on such date, plus the Market Value of all Eligible Securities on such date.

“Market Value” means, on any date of determination, the value of Eligible Securities based on the price per share thereof as set forth on the New York Stock Exchange or other exchanges where such securities may be traded as stated in The Wall Street Journal, or other customary publication of such information if not available in The Wall Street Journal, at the close of the proceeding Business Day.

(c)         The defined term “Maturity Date” in Section 1.1 of the Credit Agreement is amended and restated to read as follows:

“Maturity Date” means (a) with respect to the Revolving Credit Commitment, the later of (i) April 21, 2020 and (ii) if maturity is extended pursuant to Section 2.10, such extended maturity date as determined pursuant to such Section, (b) with respect to the Acquisition Facility Commitment, the later of (i) April 21, 2020 and (ii) if maturity is extended pursuant to Section 2.11, such extended maturity date as determined pursuant to such Section and (c) with respect to each Acquisition Loan, such date as is set forth in the Acquisition Note evidencing such Acquisition Loan; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next Business Day.

(d)         A new section 6.18 is added to the Credit Agreement as follows:

6.18       Evidence of Liquid Assets. Upon request by Lender, Borrower will provide Lender with such evidence of the existence and holder of the Liquid Assets as Lender may reasonably request from time to time to confirm compliance by Borrower with Section 7.01.

(e)         Section 7.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

7.01       Minimum Liquidity. The Borrower shall have Liquid Assets at all times of not less than the sum of the outstanding principal balance of the Acquisition Loans at such time, plus the outstanding principal balance of the Revolving Loans at such time, plus 10,000,000.00.

(f)          Section 7.02 of the Credit is hereby amended and restated in its entirety to read as follows:

7.02       [Reserved].

(g)         Exhibit C to the Credit Agreement is deleted and Exhibit C attached hereto is substituted in lieu thereof.

(h)         Schedule 5.12 to the Credit Agreement is amended in its entirety to read as Schedule 5.12 attached to this Agreement.

(i)          Schedule 1 to the Pledge Agreement is amended in its entirety to read as Schedule 1 attached to this Agreement.

(j)          Schedule I to the Security Agreement is amended in its entirety to read as Schedule I attached to this Agreement.

(k)         Schedule II to the Security Agreement is amended in its entirety to read as Schedule II attached to this Agreement.

(l)          The perfection certificate delivered by J&P Park Acquisitions, Inc. to Lender as required by Section 3(d) of this Agreement shall be deemed to be the perfection certificate of J&P Park Acquisitions, Inc. attached to the Security Agreement.

SECTION 2. Consent. Lender hereby consents to J&P Park Acquisitions, Inc. having changed its state of incorporation from Delaware to South Carolina. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 3. Conditions to Actions Set Forth Herein. It is a condition precedent to the obligations of Lender to take the actions on its part contemplated by this Agreement that Borrower shall have delivered to Lender, in form satisfactory to Lender, the following:

(a)         the original of this Agreement duly executed by each of the Loan Parties;

(b)         the results of a search of the UCC (or equivalent) filings made with respect to each Loan Party in jurisdictions satisfactory to Lender, copies of the financing statements (or similar documents) disclosed by such search and evidence satisfactory to Lender that the Liens indicated by such financing statements (or similar documents) are permitted by Section 8.02 of the Credit Agreement or have been released;

(c)         such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to be executed in connection with this Agreement;

(d)        a perfection certificate for J&P Park Acquisitions, Inc., duly executed by a Responsible Officer of J&P Park Acquisitions, Inc. and reflecting, among other things, the merger of Restorers Acquisition, Inc. with and into J&P Park Acquisitions, Inc. and the change of the state of incorporation of J&P Park Acquisitions, Inc., and otherwise in form and consent satisfactory to the Lender;

(e)         such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(f)          evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Lender, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(g)         payment by the Borrower to the Lender of an amendment fee in the amount of $10,000.00, and reimbursement of the fees and expenses incurred by the Lender in connection with this Agreement (including attorneys’ fees); and

(h)        such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as Lender shall reasonably request.

SECTION 4. Consent of Guarantors. Loan Parties other than Borrower, in their capacity as “Guarantors” under their Guaranty Agreement in favor of Lender dated April 21, 2016 (as may be amended, modified, restated or supplemented from time to time, the “Guaranty”), consent to the terms and provisions of the Agreement and the transactions contemplated hereby and confirm and agree that: (a) their obligations under the Guaranty relating to the Guaranteed Obligations (as defined therein) shall be unimpaired by the Agreement; (b) none of them have any defenses, set offs, counterclaims, discounts or charges of any kind against Lender with respect to the Guaranty; and (c) all of the terms and conditions of the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Guaranteed Obligations, as modified by the Agreement.

SECTION 5. Miscellaneous.

(a)         Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Agreement. This Agreement is deemed incorporated into each of the Loan Documents. To the extent that any term or provision of this Agreement is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Agreement shall control.

(b)         Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Loan Documents to which it is a party after giving effect to the closing of the transactions contemplated hereby, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with such Loan Documents.

(c)         Each Loan Party hereby represents and warrants to Lender that (i) it has the legal power and authority to execute and deliver this Agreement; (ii) its officers/members/managers have been duly authorized to execute and deliver this Agreement and all other Loan Documents to which it is a party and bind it with respect to the provisions hereof and thereof; (iii) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Agreement or, if required, has been obtained; and (iv) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

(d)         Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, if any, which at any time has secured payment of the Loan including, but not limited to, the Security Documents executed in connection therewith, hereby continue to secure prompt payment when due of the Loan.

(e)         Each Loan Party represents and warrants that (i) no Event of Default exists under the Loan Documents to which it is a party, nor will any occur as a result of the execution and delivery of this Agreement or the performance or observance of any provision hereof or contemplated hereby and (ii) it presently has no claims or actions of any kind at law or in equity against Lender arising out of or in any way relating to the Loan Documents to which it is a party. Each Loan Party hereby expressly waives, releases and relinquishes any and all such defenses, setoffs, claims, counterclaims and causes of action, known or unknown, which may exist at this time.

(f)          This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior proposals, negotiations, agreements, and understandings relating to such subject matter. Except as amended or modified hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. This Agreement shall not constitute a waiver, release or consent with respect to any provision of any Loan Document, a waiver or forbearance of any default or Event of Default under any Loan Document, or a waiver or release of any of Lender’s rights and remedies (all of which are hereby reserved).

(g)         This Agreement may be signed in any number of counterpart copies and by the parties to this Agreement on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or electronic mail in “.pdf” format shall be effective as delivery of a manually executed counterpart. Any party so executing this Agreement by facsimile transmission or electronic mail shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission or electronic mail.

(h)         This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, excluding its conflict of laws rules.

[signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WESTERN CAPITAL RESOURCES, Inc.			J&P Real Estate, LLC

By:	/s/ John Quandahl	(SEAL)	By:	/s/ John Quandahl	(SEAL)
Name: John Quandahl Title: CEO			Name: Steve Irlbeck Title: Manager

PQH SOUTH LLC			PQH Wireless, Inc.

By:	/s/ John Quandahl	(SEAL)	By:	/s/ John Quandahl	(SEAL)
Name: John Quandahl Title: CEO			Name: John Quandahl Title: CEO

Green Communications LLC, an Arizona limited liability company			Green Communications, LLC, a Washington limited liability company

By:	/s/ John Quandahl	(SEAL)	By:	/s/ John Quandahl	(SEAL)
Name: John Quandahl Title: Manager			Name: John Quandahl Title: Manager

Green Communications, LLC, an Oregon limited liability company			GO GREEN LLC

By:	/s/ John Quandahl	(SEAL)	By:	/s/ John Quandahl	(SEAL)
Name: John Quandahl Title: Manager			Name: John Quandahl Title: Manager

J&P Park Acquisitions, Inc.

By:	/s/ Paul Ambrose	(SEAL)
Name: Paul Ambrose Title: President

FIFTH THIRD BANK

By:	/s/ Charles Arndt
Name: Charles Arndt Title: Senior Vice President

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: ________, ____

To:          FIFTH THIRD BANK

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of April 21, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among WESTERN CAPITAL RESOURCES, INC., a Minnesota corporation (the “Borrower”), and FIFTH THIRD BANK (the “Lender”).

The undersigned Responsible Officer1 hereby certifies as of the date hereof that he/she is the ___________________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Lender on the behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

Attached hereto as Schedule 1 are (i) the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and (ii) the consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidating statements of income or operations, shareholders’ equity and cash flows for such fiscal year. Such consolidating statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

[Use following paragraph 1 for fiscal quarter-end financial statements]

Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such consolidated financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating financial statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Borrower and its Subsidiaries.

The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

1       This certificates should be from the chief executive officer or treasurer of the Borrower.

Exhibit C: Page 1

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

1.       The representations and warranties of the Borrower contained in Article V of the Agreement and all representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.04 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

2.       The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

3.       Without limiting the generality of the foregoing, the Borrower and its Non-MSB Subsidiaries have fully complied with the provisions of Sections 6.17 and 8.03(c) and (e) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________________, _______.

WESTERN CAPITAL RESOURCES, INC.

By:	(SEAL)

Name:

Title:

Exhibit C: Page 2

For the Quarter/Year ended ___________________, ____ (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I.	Section 7.01 – Minimum Liquidity.

A.	Outstanding principal balance of the Acquisition Loans at end of Borrower’s fiscal quarter	$________

B.	Outstanding principal balance on the Revolving Loans at end of Borrower’s fiscal quarter	$________

C.	plus $10,000,000	+$10,000,000

D.	Required Minimum Liquidity (Line I.A + Line I.B + Line I.C):	=$________

E.	Liquid Assets at the end of Borrower’s fiscal quarter.	$________

Requirement: E must be greater than or equal to D.

____ Borrower is in compliance with Section 7.01.

____ Borrower is not in compliance with Section 7.01.

Exhibit C: Page 3